Exhibit 21.1

                    LISTING OF YOUNG & RUBICAM SUBSIDIARIES

ARGENTINA
Y&R Inversiones Publicitarias SA
Burson-Marsteller S.A.

AUSTRALIA
Y&R Australia Pty Ltd
Wanderman Cato Johnson Pty Ltd.
Y&R Sydney Pty Ltd.
Burson-Marsteller Pty Ltd.
Mattingly & Partners Holdings Pty Ltd
Gasworks Pty Ltd
Mattingly & Partners Advertising Pty Ltd
Mattingly & Partners Advertising (NSW) Pty Ltd
Creative Marketing Consultants Pty Ltd
Monahan Dayman Adams (Gold Coast) Pty Ltd
Corpedge Pty Ltd
Adswan Pty Ltd

AUSTRIA
Y&R Vienna Werbegesellschaft m.b.H.

BELGIUM
Burson-Marsteller S.A.
Robinson-Linton Associates S.A.
Young & Rubicam Belgium S.A.
Wunderman Cato Johnson Belgium S.A.

BRAZIL
Young & Rubicam do Brasil S/C Ltda
Young & Rubicam Comunicacoes Ltda
ADD Communicacoes Ltda.
Wunderman do Brasil Ltda.
Energia Y&R Comunicacoes de Varejo Ltda.
Burson-Marsteller S/C Ltda

CANADA
Young & Rubicam Group of Companies Ltd
Sudler & Hennessey/Gall, Inc.


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                               SUBSIDIARY LISTING
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CHILE
Young & Rubicam Inc.  y Compania Limitada

COLOMBIA
Young & Rubicam S.A.
ADD Colombia S.A.

THE CZECH REPUBLIC
Young & Rubicam Praha, A.S.
WCJ Praha

DENMARK
Young & Rubicam Denmark Group A/S

DOMINICAN REPUBLIC
Investigaciones y Mercados, C. Por A.
Young & Rubicam Damaris, C. Por A.

FINLAND
Young & Rubicam Finland Oy

FRANCE
Young & Rubicam France S.A.
Creep Sarl
Landor Associates S.A.
Wunderman Cato Johnson France S.A.
Burson-Marsteller Eurocorporate S.A.

GERMANY
Burson-Marsteller GmbH
Young & Rubicam GmbH
Mediapolis Horizons Media GmbH
Sudler & Hennessey GmbH
Wunderman Cato Johnson GmbH




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                               SUBSIDIARY LISTING
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FutureCom GmbH

GREECE
Geo/Young & Rubicam S.A.

HONG HONG
Burson-Marsteller Asia Ltd.
Burson-Marsteller Hong Kong Ltd.
Landor Associates Designers & Consultants Ltd.

HUNGARY
Young & Rubicam Hungary Advertising
WCJ Budapest
Mac-Mester

INDONESIA
B-M Indonesia

ITALY
Young & Rubicam Italia S.p.A.
G&R Publicita-Sudler & Hennessey S.r.I.
Creative Healthcare Advertising S.r.I.
Intramed Communications S.r.I.
Impact Italia S.r.I.
Burson-Marsteller Italia S.r.I.
Mediapolis/M&CS Italia S.r.I.
Wunderman Cato Johnson Italia S.r.I.
Young & Rubicam Roma S.r.I.
Cohn & Wolfe Italia

JAPAN
Kabushiki Kaisha Burson-Marsteller


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                               SUBSIDIARY LISTING
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MEXICO
Burson-Marsteller Mexico S.A. de C.V.
Wunderman Cato Johnson S.A. de C.V.
Walter Landor Y Asociados S.A. de C.V.
Young & Rubicam S.A. de C.V.
Empressas Del Sur S.A. de C.V.

THE NETHERLANDS
Young & Rubicam International Group B.V.
Young & Rubicam Group Netherlands BV
Burson-Marsteller B.V.
Bercum, Boender, Cardozo & Werkendam
Consult Communication Strategies
Media Exposure
Production Control B.V.
PMSvW/Y&R Reclameburo bv
Wunderman Cato Johnson v.o.f.
Verhoeff & Partners v.o.f.

NEW ZEALAND
Young & Rubicam New Zealand (Holdings) Ltd.
Young & Rubicam (NZ) Limited
Sudler & Hennessey Ltd.

NORWAY
Burson-Marsteller A/S

POLAND
Young & Rubicam Poland
Burson-Marsteller Poland Sp. 2.0.0.

PORTUGAL
Young & Rubicam (Portugal) SGdPS S.A.
Wunderman Cato Johnson Portugal
Young & Rubicam (Portugal) Publicide Lda.



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                               SUBSIDIARY LISTING
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ROMANIA
Y&R MediaPro

SINGAPORE
Burson-Marsteller (Sea) Pte Ltd

SOUTH AFRICA
Young & Rubicam Holdings S.A. Pty Ltd
Young & Rubicam South Africa Pty Ltd
Wunderman Cato Johnson (Pty) Ltd

SPAIN
Young & Rubicam SA
Vinizius/Young & Rubicam S.A.
Wunderman Cato Johnson S.A.
Burson-Marsteller S.A.

SWEDEN
Young & Rubicam Sweden AB
Hall & Cederquist/Young & Rubicam AB
Nordstrom & Ohman AB
Wunderman Cato Johnson AB
Burson-Marsteller AB

SWITZERLAND
CMG AG
Sudler & Hennessey AG Zurich
Wunderman Cato Johnson AG
Y&R Business Communications S.A.
Advico/Young & Rubicam AG
FutureCom Interactive Media
Jaeggi Burson-Marsteller Bern AG
Jaeggi Burson-Marsteller Zurich Ag
RBK Holding AG


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                               SUBSIDIARY LISTING
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TURKEY
Young & Rubicam Reklamevi Rekiamcilik As.

UNITED KINGDOM

Young & Rubicam Holdings U.K. Ltd.
Phoenix Travel (Mornington) Ltd.
Young & Rubicam Europe Ltd.
Young & Rubicam Group Ltd.
Allan Burrows Ltd.

UNITED STATES OF AMERICA

Young & Rubicam Inc.  (Delaware)
Cygnet Holdings Company Inc.  (Delaware)
Burson-Marsteller/NIS, Inc.  (Delaware)
Summit Insurance Company (Vermont)
Black, Kelly, Scruggs & Healey Inc.  (Delaware)
Mead Point Group, Inc.  (Delaware)
Landor Associates International Inc.  (California)
Y&R/B-M Puerto Rico, Inc.  (Delaware)
Y&R Far East Holdings, Inc.  (Delaware)
Young & Rubicam Limited Partnership (Delaware)
Young & Rubicam of Puerto Rico, Inc.  (Puerto Rico)

ZAMBIA

Young & Rubicam Zambia Ltd.